EXHIBIT 10.8

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

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SPONSORED RESEARCH AGREEMENT

This SPONSORED RESEARCH AGREEMENT (this “Agreement”), effective as of February 3, 2021 (the “Effective Date”), is entered into by and between The Methodist Hospital Research Institute dba Houston Methodist Research Institute (“HMRI”), a Texas nonprofit corporation and an affiliate of The Methodist Hospital, and Coya Therapeutics, Inc. (“COMPANY”), a Delaware corporation, governing the specific research project identified below to be conducted at HMRI.

WHEREAS, HMRI is pursuing scientific research in the area of neurodegenerative diseases such as Amyotrophic Lateral Sclerosis (ALS); and

WHEREAS, the COMPANY is willing to fund such research by HMRI; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter recited, the parties do hereby agree as follows:

1.	Definitions

For purposes of this Agreement, the following definitions apply:

1.1

“Affiliate” means with respect to an entity, an entity controlling, controlled by, or under common control with such entity. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract, or otherwise.

1.2	“Budget” means the budget detailed in Exhibit B to this Agreement, as modified by mutual agreement of the parties from time to time.

1.3

“Confidential Information” shall mean any proprietary information or material disclosed by one party to the other party hereunder that is related to the subject matter of this Agreement and that is identified as confidential or proprietary when disclosed or reasonably would be considered confidential information if exchanged by third parties under similar circumstances.

1.4	“FDA” shall mean the United States Food and Drug Administration.

1.5	“HMRI Invention” means a Subject Invention made exclusively by personnel of

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HMRI or its Affiliates in the course of participation by such personnel in the Research. For the purposes of this definition, member of physician practice or like groups, resident physicians, students, or visiting faculty, if any, providing services to HMRI in connection with this Agreement will be considered HMRI’s personnel.

1.6	“Invention” shall mean any useful discovery, composition of matter, device, process, or method, whether patentable or not.

1.7	“IP Rights” shall mean any legally-protected proprietary right pertaining to Inventions, including patents and trade secrets.

1.8

“Joint Invention” means a Subject Invention made jointly by COMPANY personnel and individuals who would constitute HMRI’s personnel under this Agreement. Funding or providing resources for Research, and participation of a board or commission that advises either or both parties in the development or review of a plan relating to Research, shall be insufficient involvement (on their own) to cause a HMRI Invention or COMPANY Invention to be deemed a Joint Invention.

1.9	“Principal Investigator” means Stanley Appel, M.D.

1.10	“Project Funds” shall mean those funds paid by the COMPANY to HMRI for the Research in accordance with this Agreement.

1.11

“Project Team” shall mean the Principal Investigator and the researchers and research technicians under the Principal Investigator’s direction and control who are supported in whole or in part by the Project Funds.

1.12

“Research” shall mean research pertaining to the research enhancing the viability and suppressive function of ALS T-reg In-vitro and Ex-Vitro as described more fully in Exhibit A (which is incorporated herein by reference and made part of this Agreement) or such modifications of Exhibit A as may be mutually agreed upon in writing performed under this Agreement by duly authorized representatives of HMRI and the COMPANY.

1.13	“COMPANY Invention” means a Subject Invention made exclusively by personnel of COMPANY or its Affiliates in the course of participation by such personnel in the Research.

1.14	“Subject Invention” shall mean any Invention that is conceived and reduced to practice or developed in the performance of the Research.

1.15

“Term” shall mean the period commencing on the Effective Date of this Agreement and terminating on one (1) year thereafter, or if extended in accordance with its terms, terminating on the date specified in the extension.

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2.	Research

2.1

During the Term, the Project Team shall use its good faith efforts to conduct the Research in accordance with academic research standards. Notwithstanding the foregoing, COMPANY understands that HMRI’s primary mission is education and advancement of knowledge and the Research will be designed to carry out that mission. The manner of performance of the Research shall be determined solely by the Principal Investigator. HMRI does not guarantee specific results.

2.2

Nothing in this Agreement shall be construed to limit the freedom of HMRI, the Principal Investigator, or the Project Team, whether paid under this Agreement or otherwise, to engage in similar research performed independently under other grants, contracts, awards, or agreements with parties other than COMPANY, or as unsponsored research. COMPANY understands COMPANY shall not gain any rights via this Agreement under such other research.

2.3

HMRI does not guarantee that any IP Rights will result from the Research, that the scope of any IP Rights arising from the Research will cover COMPANY’s commercial interest, or that any IP Rights may be practiced or will be free of dominance by other patents, including those based on inventions made by other inventors at HMRI.

2.4	HMRI shall advise the COMPANY of the results of the Research and provide COMPANY with written reports concerning the Research as mutually agreed upon by HMRI and COMPANY.

2.5

In performance of their respective obligations under this Agreement, each party shall comply with all applicable federal, state, or local laws, regulations, or guidelines governing the conduct of such Research, including, but not limited to, the NIH Grants Policy Statement, U.S. export control laws and regulations, U.S. Food and Drug Administration laws and regulations, and the laws, regulations, guidance, and requirements of the Office of Human Research Protections, and the Office of Laboratory Animal Welfare.

2.6

If, for any reason, the Principal Investigator ceases to be associated with HMRI, or otherwise becomes unavailable to work on the Research, a qualified replacement researcher at HMRI shall be mutually appointed by HMRI and the COMPANY to be the Principal Investigator, or, at the parties’ option, this Agreement shall be terminated on thirty (30) days written notice from either party to the other.

2.7

If the Research is considered to be human subject research and subject to 21 CFR 812, the parties agree that the Principal Investigator will be both the sponsor and the principal investigator as set forth therein. HMRI will obtain and hold any investigational new drug application (“IND”) or investigational device exemption

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(“IDE”) as required by the FDA. COMPANY agrees that it will cooperate with HMRI and Principal Investigator in fulfilling their obligations under the FDA including providing HMRI will relevant information such as information about adverse events.

3.	Payments

3.1

The COMPANY shall pay HMRI the Project Funds as outlined in the Budget set forth in Exhibit B. In addition, should the contractual payments to HMRI be subject to any VAT, GST, surcharges or taxes, COMPANY shall be responsible for those additional fees and taxes. If no conflicting terms are set forth in Exhibit B, payment of Project Funds shall be made as follows:

(a)	HMRI will invoice COMPANY monthly for all costs and expenses incurred in the performance of the Research as outlined in Exhibit B for the immediately preceding month using HMRI’s standard invoice.

(b)	COMPANY’s address for invoices is:

Coya Therapeutics Attn: Jani Tuomi

5850 San Felipe Street, Suite 500

Houston, Texas 77057

(c)	All payments are due within thirty (30) days from COMPANY’s receipt of HMRI’s invoice.

3.2

In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the first day of the month following the date when such payment is due, calculated at the annual rate of the sum of 1% plus the prime interest rate quoted by Citibank, N.A., New York, New York, on the date such payment is due, or on the date payment is made, whichever is higher, the interest being compounded on the last day of each calendar month, provided that in no event shall said annual rate exceed the maximum legal interest rate for corporations. Such payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of HMRI to any other remedy, legal or equitable, to which HMRI may be entitled because of the delinquency of the payment.

3.3	Direction of Payments

Payments under the terms of this Agreement shall be made by check referencing the Principal Investigator and the Research title payable to:

Name on check:	The Methodist Hospital Research Institute
Tax ID #:	[***]

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3.4	The Principal Investigator may transfer funds within the Budget as needed without COMPANY’s approval so long as the scope of work under the Research remains unchanged.

3.5

If COMPANY requires that personnel of HMRI travel to perform any of the Research or to deliver results, COMPANY shall reimburse HMRI for such personnel(s) travel costs, including transportation, hotel, and conference registration, as applicable.

3.6

HMRI shall retain title to all equipment, supplies and materials (including, without limitation, biologics, cell lines, animal models) purchased and/or fabricated by it with funds provided by COMPANY under this Agreement.

4.	Non-Disclosure Agreement and Publications

4.1

HMRI and COMPANY may wish to disclose Confidential Information to each other in connection with work contemplated by this Agreement. Each party will use reasonable efforts to prevent the disclosure of the other party’s Confidential Information to third parties for a period of three (3) years after the termination of this Agreement. Notwithstanding the above, such obligation of confidentiality shall not apply to information that at the time of disclosure:

(a)	is in the public domain or publicly available or later comes into the public domain or becomes publicly available through no fault of the receiving party;

(b)	is independently developed by the receiving party or was known to the receiving party prior to its disclosure by the disclosing party;

(c)	is disclosed by a third party not under an obligation of non-disclosure;

(d)	is required by law, regulation or legal process to be disclosed; or

(e)	written permission for disclosure has been granted to the receiving party by the disclosing party.

The receiving party shall be entitled to retain copies of Confidential Information in a secure location for purposes of monitoring its obligations hereunder, regulatory, back-up, disaster recovery, and archival storage made in accordance with the receiving party’s standard business and retention practices.

4.2The parties reserve the right to publish or otherwise make public the data resulting from the Research. Authorship shall be determined in accordance with commonly accepted practices for scientific publications. Notwithstanding the foregoing, the party so wishing to publish or make public shall submit any manuscript or release

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to the other party at least thirty (30) days prior to publication or release so that party may review the submission for any of its proprietary information that it may desire to protect. If the recipient identifies proprietary information that it desires to protect, the recipient may require delay of the submission for publication for up an additional sixty (60) days. The recipient may require any of its Confidential Information to be deleted from the submission, provided that the removal of such information does not have the effect of making the publication false, misleading, inaccurate or incomplete.

5.	Ownership and Patents

5.1

HMRI may, in the course of performing the Research, use intellectual property developed by HMRI or a third party prior to Effective Date or developed other than through its participation in the Research (“Background IP”). For purposes of clarity, not limitation, the parties understand that Subject Inventions do not include, and nothing in this Agreement expresses or implies any grant of rights to COMPANY of, rights in Background IP. As between the parties to this Agreement:

(a)	Title to any HMRI Invention will reside in HMRI.

(b)	Title to any COMPANY Invention will reside in COMPANY.

(c)	Title to Joint Inventions will be jointly owned and each party will have an equal, undivided, and unrestricted ownership interest therein.

5.2

Pursuant to the Patent and Know How License Agreement between COMPANY (formerly Nicoya Health, Inc.) and The Methodist Hospital effective as of October 6, 2020, Methodist Agreement [***] (“Existing License Agreement”), intellectual property specified in that agreement is already licensed to COMPANY by The Methodist Hospital. To the extent that any HMRI inventions resulting from work under this Agreement are not Licensed Patent Rights as defined in the Existing License Agreement, HMRI grants to the COMPANY the right of first review with respect to the opportunity to license any such Subject Invention(s), discovered during the performance of the Research, under the following the terms:

(a)	The COMPANY shall comply with the terms of non-disclosure, as set forth in Section 4 of this Agreement.

(b)

COMPANY and its Affiliates will have the first option to negotiate an exclusive license to make, have made, use, offer to sell, and sell under HMRI’s rights in any such HMRI Inventions or those Joint Inventions within the Research scope under terms and conditions to be negotiated in good faith, in each case subject to any federal or state governmental rights therein and to HMRI retaining the rights to make, have made and use such Inventions solely for research, educational and patient care purposes.

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COMPANY hereby grants to HMRI the right to make, have made and use any COMPANY Inventions necessary for the performance of the Research and (b) any other COMPANY intellectual property provided by COMPANY to HMRI in connection with the Research.

(c)

COMPANY shall have three (3) months from disclosure of any Subject Invention to notify HMRI that it wants to enter into such a license agreement. The parties shall negotiate in good faith for a period not to exceed six (6) months from COMPANY’s notification or a longer period of time if the parties mutually agree to extend negotiations. If COMPANY and HMRI fail to enter into an agreement, the rights to such Subject Inventions shall be disposed of in accordance with HMRI policies, with no obligation to COMPANY. Until a Subject Invention has been presented as set forth above, HMRI shall not offer rights to that Subject Invention to any third party. In the event COMPANY elects to exercise its option as detailed above, it shall be obligated to pay all patent expenses for the licensed Subject Invention. This shall include but not be limited to the cost of any activities investigating patentability before COMPANY’s exercise of the option.

5.3	Each party will protect its own Subject Inventions in its own discretion and at its own expense.

5.4

In the case of Joint Inventions, each party concerned will promptly inform the other party in writing whose employee is involved in such Joint Inventions. The parties will hereinafter agree on an appropriate course of action for filing applications for Joint Inventions, including which party is to be designated with the preparation, filing and prosecution of such applications and in

5.5

which countries of the world to file such applications. The filing of such applications for Joint Inventions will be subject to mutual agreement between the parties. All costs related to applications for IP Rights resulting from such applications will be shared equally between the parties or any of their Affiliates, except as provided below. One of the parties (the “Administering Party”) will be designated to file or have filed, prosecute and maintain applications for Joint Inventions and any IP Rights resulting therefrom. The other party will at its own cost furnish the filing party with all documents, or other assistance, that may be reasonably necessary for the filing and prosecution of each such application. If, however, one party is not interested in filing an application on a Joint Invention, the other party or any of its Affiliates may file or have filed such application at its own expense and will be the sole owner of any resultant IP Rights, subject to a free, fully paid-up, non- exclusive, license solely for the internal use (without sublicense) by the party who was not interested in filing such application in its name and its Affiliates and subject to any prior commitments and renewals thereof of the party who was not

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interested in filing such application in its name and its Affiliates. The non-filing party will assign its rights in such Joint Invention to the filing party.

5.6

If one of the parties to this Agreement (the “Foreign Filing Party”) desires to file an application for a Joint Invention in a country where the other party does not want to file in its own name, the Foreign Filing Party or any of its Affiliates will be entitled to file or have filed in its own name applications in such country and will be the sole owner of any resultant IP Rights. All additional costs related or pursuant to such filing, including prosecution costs, maintenance costs of the application or the maintenance costs for IP Rights granted thereon will be paid by the Foreign Filing Party or any of its Affiliates. Such Joint Inventions are subject to a free, fully paid-up, non-exclusive non-assignable license in the countries concerned in favor of the relinquishing party and its Affiliates solely for the internal use (without sublicense) of the relinquishing party and its Affiliates.

5.7

If one of the joint owners of a Joint Invention wants to stop the payment of its share of the maintenance fees or other costs in any country, the other owner may take over the payment of such share. The party discontinuing to pay its proportionate share for one or more countries will relinquish to the other party which continues such payments, its title to and interest in such Joint Invention for the countries concerned, subject, however, to the retention of a free, fully paid- up, non-exclusive, non-assignable license under the Joint Invention in the countries concerned in favor of the relinquishing party and its Affiliates solely for internal use (without sublicense) of the relinquishing party and its Affiliates, except that the rights of third parties (other than Affiliates) under already existing licenses and agreements with the relinquishing party will not be prejudiced. In respect of the other countries, its rights will not be affected.

5.8

If the Administering Party decides either not to pursue or to abandon patent protection for Joint Invention(s), the Administering Party shall provide sixty (60) days prior written notice to the other party. The other party may elect to continue prosecution and/or maintenance of such application(s) or patent(s) at its sole discretion and expense. In addition, the other party may file and/or maintain patent applications at its own expense in any country in which the original Administering Party elects not to file or maintain patent applications.

5.9

An owner of Joint Invention(s) may bring an action for infringement of a Joint Invention only with the consent of the other owner. However, the other owner may only withhold its consent if such action would be materially prejudicial to its commercial or scientific interests as can be demonstrated to the reasonable satisfaction of the joint owner interested to bring such infringement action.

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6.	Termination

6.1	This Agreement shall remain in effect for the Term, which may be extended by the mutual written consent of the duly authorized representatives of HMRI and the COMPANY.

6.2	Either party may terminate this Agreement without cause upon ninety (90) days notice to the other party.

6.3

In the event that either party shall be in default of any of its obligations under this Agreement and shall fail to remedy such default within thirty (30) days after receipt of written notice thereof, the party not in default shall have the option of canceling this Agreement by giving thirty (30) days written notice of termination to the other party.

6.4

Termination of this Agreement shall not affect the rights and obligations of the parties, which shall have accrued prior to termination, including, without limitation, the confidentiality obligations set forth in Section 4 and the rights and obligations of the parties under the Existing License Agreement (defined in Section

5.2 above).

7.	Indemnification

7.1

COMPANY agrees to defend, indemnify and hold harmless HMRI, its parent and Affiliates, and each of their directors, officers, agents, staff, employees, students, and researchers from and against any and all liability, claims, lawsuits, losses, demands, damages, costs, and expenses (including reasonable attorney’s fees and court costs), arising from or relating to (a) any negligent or willful acts or omissions of COMPANY or the design, manufacture, sale or use of any device, drug, or method of COMPANY, including in the event of HMRI’s joint negligence, but only to the extent of COMPANY’s actual proportionate negligence,

(b)COMPANY’s breach of this Agreement, or (c) COMPANY’s failure to comply with any law, regulation or legal action. Notwithstanding the foregoing, COMPANY will not be responsible for any liability, claims, lawsuits, losses, demands, damages, costs, and expenses (including attorney’s fees and court costs) which arise solely from: (i) the negligence or intentional misconduct of HMRI, the Principal Investigator, or the Project Team; and (ii) actions by HMRI, the Principal Investigator, or the Project Team in violation of applicable laws or regulations.

7.2

HMRI agrees to defend, indemnify and hold harmless COMPANY, its Affiliates, and each of their directors, officers, agents, staff, and employees from and against any and all liability, claims, lawsuits, losses, demands, damages, costs, and expenses (including reasonable attorney’s fees and court costs), arising from

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or related to: (a) any negligent or willful acts or omissions of HMRI, including in the event of COMPANY’s joint negligence, but only to the extent of HMRI’s actual proportionate negligence, (b) HMRI’s breach of this Agreement, or

(c)HMRI’s failure to comply with any law, regulation or legal action. Notwithstanding the foregoing, HMRI will not be responsible for any liability, claims, lawsuits, losses, demands, damages, costs, and expenses (including attorney’s fees and court costs) which arise solely from: (i) the negligence or intentional misconduct of COMPANY; and (ii) actions by COMPANY in violation of applicable laws or regulations.

7.3	Any party wishing to be indemnified as provided in Sections 7.1 and 7.2 shall:

(a)

after receipt of notice of any liability, claims, lawsuits or demands, promptly notify the indemnifying party of said liability, claims, lawsuits or demands and send to the indemnifying party a copy of all papers served on or received by the indemnified party, if any; provided, however, that failure to give such prompt notice shall not relieve the indemnifying party of its obligation to indemnify the party seeking indemnification provided that the delay does not materially prejudice the defense of the claim;

(b)

permit the indemnifying party to retain counsel of its choosing to represent the indemnified party, but the indemnified party may select its own counsel, the fees and all costs of such counsel will be borne by the indemnified party; and

(c)

allow the indemnifying party to retain exclusive control of any liability, claims, lawsuits, losses, demands, damages, costs, and expenses, including the right to make any settlement, except that the indemnifying party will not have the right to make any settlement or take any other action which would be deemed to confess wrongdoing by any of the indemnified parties or which places an affirmative obligation on an indemnified party, without the prior written consent of the indemnified party, such consent to not be unreasonably withheld.

7.4	This indemnity provision expressly survives termination or expiration of this Agreement.

8.	Use of Facilities

Nothing in this Agreement shall require the attendance of COMPANY at a facility of HMRI or its affiliates and no research or other work shall be performed at any such facility by COMPANY, its employees, agents or representatives. COMPANY shall require all of its employees, representatives and agents that enter a HMRI or affiliate premises (each, a “Visitor”) to comply with all policies and procedures applicable to contractors at such

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facility, including execution of HMRI’s confidentiality agreements with respect to information that is not publicly available at such facility, such as patient information and information on research other than the Research. Visitor may be required to provide proof of a history of vaccinations sufficient to meet the guidelines of HMRI’s Department of Employee Health Services, including proof of a negative tuberculosis screening test. If Visitor cannot provide proof of a negative tuberculosis screening test, Visitor must successfully undergo tuberculosis screening through HMRI’s Department of Employee Health Services.

HMRI will have the right to immediately dismiss Visitor from HMRI if HMRI determines that: (i) the presence of Visitor has a detrimental or disruptive effect upon HMRI’s facilities, patients, or personnel; (ii) Visitor is compromising HMRI’s standards of care or performance; (iii) Visitor fails to abide by the terms of this Agreement or any HMRI guidelines, policies, procedures, rules, or regulations, (iv) Visitor fails to satisfy and maintain all legal requirements to work in the United States, and/or (v) HMRI determines that it requires for its own needs any space allocated to Visitor.

9.	Insurance

During the term of this Agreement, the COMPANY shall maintain in full force and effect a policy or policies with insurers with an A.M. Best's Rating of not less than A-VIII at all times and with limits not less than:

(a)	Commercial general liability insurance with limits of not less than $5,000,000 each occurrence and $5,000,000 annual aggregate; and

(b)	Products Liability insurance with limits of not less than $5,000,000 each occurrence and $5,000,000 annual aggregate.

Such policies shall name HMRI as an Additional Insured. COMPANY will maintain such coverage for the duration of this Agreement and for two years thereafter. Such coverage(s) shall be purchased from a carrier or carriers deemed acceptable to HMRI which shall provide certificates evidencing the coverage(s) maintained and specifying that HMRI will be given no less than sixty (60) days prior written notice of any change in or cancellation of such coverage(s).

10.	Independent Contractors

COMPANY and HMRI shall at all times be independent parties and nothing contained in this Agreement shall be construed or implied to create an agency, joint venture, or partnership. Neither party shall have the authority to contract or incur expenses on behalf of the other except as may be expressly authorized by collateral agreements. The Principal Investigator and members of the Project Team shall not be deemed to be employees of COMPANY.

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11.	Use of Institution Name/Public Statements

Each of the parties agrees that it will not at any time during or following termination of this Agreement use the names, insignia, symbol(s), or logotypes associated with the other party or any variant thereof, or the names of the Principal Investigator or members of the Project Team orally or in any literature, advertising, or other materials without the prior written consent of the other party, except as required by law, regulation or legal action. Notwithstanding the foregoing, the parties shall be permitted to state orally and in writing the fact that the Research is being conducted with the support of COMPANY at HMRI under the direction of the Principal Investigator.

12.	Warranties; Limitation of Liability

HMRI MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, CONCERNING THE RESULTS OF THE RESEARCH. EXCEPT FOR A PARTY’S LIABILITY ARISING UNDER SECTION 7 (INDEMNIFICATION), NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, OR CONSEQUENTIAL DAMAGES SUFFERED BY THE OTHER PARTY AS A RESULT OF THE

CONDUCT OF THE RESEARCH. No warranties or representations made by COMPANY to third parties shall purport to bind, nor shall they bind, HMRI, its affiliates, or any their directors, officers, agents, staff, employees, students, and faculty members, or its affiliated hospitals.

13.	Choice of Law

This Agreement shall be governed by the laws of the state of Texas without giving effect to its choice of law provisions. Venue for any disputes or claims arising under this Agreement shall lie in Harris County, Texas.

14.	Severability

If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

15.	Waiver

The failure of any party hereto to insist upon strict performance of any provision of this Agreement or to exercise any right hereunder will not constitute a waiver of that provision or right.

16.	Notices

Any notice or communication required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing and shall be

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deemed to have been sufficiently given or made for all purposes if mailed by certified mail, postage prepaid, addressed to such other party at its respective address as follows:

If to the COMPANY:

(Name of representative, address, and phone number)

Coya Therapeutics Attn: Jani Tuomi

5850 San Felipe Street, Suite 500

Houston, Texas 77057

If to HMRI with respect to all non-technical matters:

The Methodist Hospital Research Institute

[***]

[***]

[***]

If to HMRI with respect to technical questions: Dr. Stanley Appel

[***]

[***]

Tel # [***]

Fax # [***]

email: [***]

17.	Assignment

This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that subject to the approval of HMRI, which may not be unreasonably withheld, COMPANY may assign this Agreement to any purchaser or transferee of all or substantially all of COMPANY’s assets or stock upon prior written notice to HMRI, and HMRI may assign its right to receive payments hereunder.

18.	Entirety

This Agreement represents the entire agreement of the parties, and it expressly supersedes all previous written and oral communications between the parties, relating to this Research. No amendment, alteration, or modification of this Agreement or any exhibits attached hereto shall be valid unless executed in writing by authorized signatories of both parties.

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19.	Representation of Non-Exclusion

COMPANY and HMRI each represent that, as of the Effective Date of this Agreement, neither of them has been debarred or sanctioned by, or excluded from participating in, any governmental, health care or research program or organization, including, but not limited to, Medicare, Medicaid, or FDA regulated research. If at any time during this Agreement either HMRI or COMPANY becomes so excluded, it will promptly notify the other party in writing.

20.	Compliance Plan Participation

COMPANY agrees to participate in any reasonable contract and claims audits by HMRI’s affiliate, The Methodist Hospital (“TMH”), and to cooperate and assist during any reasonable internal compliance review, investigation, monitoring protocol and/or audit, without regard to whether the review, investigation, or audit occurs before or after termination of the Agreement. In addition, COMPANY shall notify TMH of any violation of any applicable law, regulation, or third party payer requirement by TMH immediately after COMPANY, its employees, or agents become aware of it. Such notification should be given to the TMH executive overseeing this Agreement, but may also be given through either of the following methods: (a) anonymously through TMH’s Hotline service [***]; or (b) to TMH’s Business Practices Officer.

The Deficit Reduction Act of 2005 requires TMH to inform all employees, contractors and their agents of the following: TMH receives reimbursement for many of its services from the Medicare and Medicaid programs. Under the federal False Claims Act and Texas laws, any person who knowingly submits, or causes someone else to submit illegal claims for payment of government funds is subject to government fines and penalties. Reports of suspected illegal claim activity should be made through any of the methods mentioned in the preceding paragraph, but may also be made to the Department of Health and Human Services Office of Inspector General or the Texas Health and Human Services Commission’s Office of Inspector General. Those who report questionable practices are protected from retaliation for reports made in good faith by TMH policy and by federal and state laws.

21.	Export Control.

Notwithstanding any other provision of this Agreement, the parties understand and agree that they are subject to, and agree to abide by, any and all applicable United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities. The parties' obligations hereunder are contingent on the parties' ability to comply with applicable United States export and embargo laws and regulations. It is the expectation of the parties that the work done pursuant to this Agreement will constitute fundamental research and be exempt from export control licensing requirements under the applicable export control laws and regulations. The

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parties do not wish to take receipt of export-controlled information except as may be knowingly and expressly agreed to in writing signed by an authorized representative of the parties and for which the parties have made specific arrangements. The parties agree to work together to ensure that, with regard to this Agreement, both are in compliance with any and all applicable U.S. export control laws and regulations, as well as any and all embargoes and/or other restrictions imposed by the Treasury Department’s Office of Foreign Asset Controls.

22.	Force Majeure.

Neither COMPANY nor HMRI shall be responsible for delays or errors in its performance under this Agreement occurring by reasons or circumstances beyond its control, including, without limitation, acts of civil or military authority, national emergencies, fire, flood or catastrophe, acts of God, insurrection, war, riots, or failure of transportation, communication, or power supply.

23.	No Third Party Beneficiaries.

The provisions of this Agreement are for the benefit of the parties and not for any other entity or individual.

[Remainder of Page Intentionally Blank – Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate counterpart original by their duly authorized representatives to be effective as of the Effective Date.

COMPANY		HMRI
By:	/s/ Howard Berman	By:	/s/ Edward A. Jones
Name:	Howard Berman	Name:	Edward A. Jones
Title:	CEO	Title:	President and Chief Executive Officer
Date:	2/3/2021	Date:	2/3/2021

		HM Legal Approved as to Form:	[***]

Read & Acknowledged:
		By:	/s/ Stanley Appel, MD
		Name:	Stanley H. Appel, MD
		Title:	Principal Investigator

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EXHIBIT B

BUDGET

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
TOTAL	$ 1,547,094